Exhibit 10.1
FORM OF PROMISSORY NOTE

Principal Amount:	Date: July 19, 2010

1.           General.  FOR VALUE RECEIVED, Encorium Group, Inc., a Delaware corporation, with an address of 435 Devon Park Drive, Building 500, Wayne Pennsylvania 19087 (the “Debtor”), promises to pay to ________________  (the “Payee”), the principal sum of ______________ (the “Principal Amount”), together with accrued interest thereon at a rate per annum equal to six percent (5.0%) for periods after July 19, 2010, in accordance with the provisions of this Promissory Note (this “Note”).

2.            The outstanding Principal Amount and all accrued but unpaid interest thereon shall be immediately due and payable in full on or after 5:00 Central European Time July 28, 2010.  All payments under this Note will be made in Euros by wire transfer to the Payee pursuant to the instructions set forth in the signature page hereof or to such other party as Payee may direct in ________________.

3.           Interest.  Interest for any period other than a full annual period shall be computed on the basis of a 360-day year of twelve 30-day months.

4.           Security Agreement.  IF DEBTOR SHALL FAIL TO PAY ANY AMOUNT DUE UNDER THIS NOTE WHEN DUE, PAYEE'S NON-EXCLUSIVE RECOURSE SHALL BE TO EXERCISE OF ITS RIGHTS UNDER THAT CERTAIN SECURITY AGREEMENT ENTERED INTO BY THE PARTIES HERETO ON THE DATE FIRST WRITTEN ABOVE (THE "SECURITY AGREEMENT").

5.           Voluntary Prepayment.  This Note may be prepaid in full or in part at any time in Debtor’s sole discretion without payment to Payee of a premium or penalty and after any prepayment in full, no interest or other amounts shall accrue or otherwise be due to the Payee in respect of this Note.

6.           Headings. The headings used in this Note are for convenience only and are not intended to define or limit the contents or substance of any provision of this Note.

7.           Waivers. Any waiver by the Payee with respect to the Payee’s rights and remedies upon and during the continuance of an Event of Default shall not be effective unless in writing and signed by the Payee.  No failure or delay on the part of the Payee in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right. The Payee’s waiver of any breach of any provision of this Note shall not operate or be construed as a waiver of any other or subsequent breach under this Note.

8.           Event of Default; Remedies.

(a)           Events of Default.  The happening of any one or more of the following after the date of this Note shall be an event of default under this Note (each, an “Event of Default”):

(i)           The Debtor shall fail to make any payment under this Note as and when such payment is due under this Note;

(ii)           The Debtor shall (A) file an application, petition or order in bankruptcy, liquidation, dissolution, winding-up or similar proceeding, (B) seek the appointment of a receiver, administrator or trustee with respect to any of the Debtor’s  properties, or (C) otherwise seek or submit to any other debtor’s relief law or procedure;

(iii)           The Debtor breaches any provision of the Security Agreement; or

(iv)           The Debtor shall (A) be the subject of any involuntary application, petition or order in bankruptcy, liquidation, dissolution, winding-up or similar proceeding, (B) suffer the involuntary appointment of a receiver, administrator or trustee with respect to any of the Debtor’s properties, or (C) involuntarily be made subject to any other debtor’s relief law or procedure, and any such application, petition, order or appointment shall not be dismissed or stayed within sixty (60) days after the commencement date thereof.

(b)      Remedies.  Upon an Event of Default, all of the then-unpaid Principal Amount and any accrued interest thereon pursuant to this Note shall be due and payable immediately and the Payee shall have all rights and remedies due to it at law or in equity, including, without limitation, those rights and remedies set forth in the Security Agreement.

9.            Notices. All notices, requests, consents and other communications under this Note shall be in writing and delivered in person or duly sent by reputable overnight courier, charges prepaid, or first class registered or certified mail, return receipt requested, postage prepaid, to the respective addresses set forth in Section 1 of this Note; or such other address as may, from time to time, be designated by that party in accordance with this Section 9. All such notices, requests, consents and other communications shall be deemed to have been received (i) in the case of personal delivery on the date of such delivery, (ii) in the case of overnight courier, on the second business day after deposit with the overnight courier, and (iii) in the case of mailing, on the fifth day after the posting thereof.

10.           Governing Law; Jurisdiction.  This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws rules of the Commonwealth of Pennsylvania or any other jurisdiction.  THE DEBTOR AND BY ITS ACCEPTANCE OF THIS NOTE, THE PAYEE, HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS SERVING CHESTER COUNTY, PENNSYLVANIA.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Debtor has caused this Promissory Note to be executed on the date first written above.

DEBTOR:

Encorium Group, Inc.

By:
, its

Agreed and Accepted on the date first written above:

PAYEE:

Print Name:

WIRING INSTRUCTIONS:

[signature page to Promissory Note]